Exhibit 10.1

Execution copy

TERMINATION AGREEMENT

ELAN CORPORATION, PLC

ELAN PHARMA INTERNATIONAL LIMITED

ELAN INTERNATIONAL SERVICES, LTD.

DEPOMED, INC.

AND

DEPOMED DEVELOPMENT, LTD.

INDEX

Section	Heading

1	DEFINITIONS

2	TERMINATION OF THE NEWCO AGREEMENTS

3	REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

4	INTELLECTUAL PROPERTY

5	RIGHTS RELATED TO SECURITIES

6	COMPLETION

7	CONFIDENTIALITY

8	WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

9	GENERAL

THIS TERMINATION AGREEMENT made this 16 day of September 2003 (this “Agreement”)

AMONG:-

(1)                                  ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland (“Elan Corp”);

(2)                                  ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland (“EPIL Shannon”);

(3)                                  ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda (“EIS”);

(4)                                  DEPOMED, INC., a California corporation having its principal  place of business at 1360 O’Brien Drive, Menlo Park, CA 94025, United States of America; and

(5)                                  DEPOMED DEVELOPMENT, LTD., an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda (“Newco”).

RECITALS

A.                                   The Parties entered into various agreements whereby Elan Corp, EPIL Shannon, EIS and JVP established the joint venture company, Newco, and Elan Corp, EPIL Shannon, EIS and JVP each licensed certain intellectual property to Newco for a specified field of use, including, without limitation:

(i)                                     Elan Corp, EIS, EPIL Shannon, JVP and Newco entered into a Subscription, Joint Development and Operating Agreement dated 21 January 2000 (the “JDOA”);

(ii)                                  Elan Corp, EPIL Shannon, JVP and Newco entered into a License Agreement dated 21 January 2000, as amended by that certain Waiver and Termination Agreement dated 8 November, 2002 (the “Elan License Agreement”);

(iii)                               Elan Corp, EPIL Shannon, EIS and JVP entered into a Funding Agreement dated 21 January 2000 (“Funding Agreement”); and

(iv)                              EIS and JVP and Brock Silverstein LLC entered into an Escrow Agreement dated January 20, 2000 (“Escrow Agreement”).

B.                                     The JDOA, Elan License Agreement, Funding Agreement and Escrow Agreement are together defined in this Agreement as the “Newco Agreements”.

C.                                     The Parties also entered into agreements whereby JVP sold and EIS and EPIL Shannon purchased certain securities of JVP and the Parties agreed to certain matters related to the ownership of such securities.  Specifically:

(i)                                     EIS, Elan Corp and JVP entered into a Securities Purchase Agreement dated 21 January 2000 (the “Securities Purchase Agreement”); and

(ii)                                  EIS and JVP entered into a Registration Rights Agreement with respect to the capital stock of JVP dated 21 January 2000 (the “JVP Registration Rights Agreement”);

(iii)                               EIS, JVP and Newco entered into a Registration Rights Agreement with respect to the capital stock of Newco dated 21 January 2000 (the “Newco Registration Rights Agreement”); and

(iv)                              JVP issued and delivered to EIS a Convertible Promissory Note, dated  21 January 2000, in a principal amount not to exceed $8,010,000.00 (the “Note”).

D.                                    Elan Corp, EPIL Shannon, JVP and Newco entered into a certain Waiver and Termination Agreement dated 8 November, 2002 (“Waiver and Termination Agreement”).

E.                                      The Parties wish to (i) terminate in full the Newco Agreements as set forth below, and (ii) agree in relation to certain other matters as set forth below.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1                                          DEFINITIONS

Capitalized terms used in this Agreement shall have the same meanings assigned to them in the Newco Agreements, unless such terms are expressly defined to the contrary in this Agreement.

“Affiliate” shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan, an Elan JV.  For the purpose of this definition, (i) “control” shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) Newco shall not be an Affiliate of Elan and Elan shall not be an Affiliate of Newco.

“Balance Sheet” shall mean the unaudited balance sheet of Newco as of the Balance Sheet Date, as set forth in Schedule 1.

“Balance Sheet Date” shall mean August 31, 2003.

“Effective Date” shall mean the date of this Agreement.

“EGTS Know-How” shall have the meaning as such term is defined in the Elan License Agreement.

“EGTS Patents” shall have the meaning as such term is defined in the Elan License Agreement.

“Elan” shall mean Elan Corp and its Affiliates.

“Elan Clinical Trials” shall mean the clinical trials listed on Schedule 3.3.5.

“Elan Corp CR Know-How” shall have the meaning as such term is defined in the Elan License Agreement.

“Elan Corp CR Patents” shall have the meaning as such term is defined in the Elan License Agreement.

“Elan Improvements” shall mean improvements relating to:

(i)                                     the Nano Know-How and/or the Nano Patents;

(ii)                                  the Elan Corp CR Know-How and/or the Elan Corp CR Patents; and

(iii)                               the EPIL Gas Generation Know-How and/or the EPIL Gas Generation Patents;

developed (i) by Elan outside the Project, (ii) by Elan, JVP or Newco or by a third party (under contract with Elan, JVP or Newco) pursuant to the Project, and/or (iii) jointly by any combination of Elan, JVP, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

“Elan JV” shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

“Elan Know-How” shall mean, collectively,

(i)                                     the Nano Know-How;

(ii)                                  the Elan Corp CR Know-How; and

(iii)                               the EPIL Gas Generation Know-How.

“Elan Patents” shall mean, collectively,

(i)                                     the Nano Patents;

(ii)                                  the Elan Corp CR Patents; and

(iii)                               the EPIL Gas Generation Patents.

“Elan Trademarks” shall have the meaning set forth in the Elan License Agreement.

“EPIL Gas Generation Know-How” shall have the meaning set forth in the Elan License Agreement.

“EPIL Gas Generation Patents” shall have the meaning set forth in the Elan License Agreement.

“EPIL II” shall mean Elan Pharmaceuticals Investment II, Ltd. an exempted limited liability company incorporated under the laws of Bermuda.

“Force Majeure” shall mean causes beyond a Party’s reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

“JVP” shall mean Depomed, Inc. and its Affiliates.

“JVP Certificate of Designations” shall mean that certain certificate of designations filed with the California Secretary of State dated 14 January 2000.

“JVP Improvements” shall mean improvements to the JVP Patents and/or the JVP Know-How, developed (i) by JVP outside the Project, (ii) by JVP, Elan or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of JVP, Elan, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

“JVP Know-How” shall mean Depomed Know-How (as such term is defined in the JVP License Agreement).

“JVP License Agreement” shall mean that certain license agreement entered into by JVP, Elan Corp and Newco dated 21 January 2000.

“JVP Patents” shall mean Depomed Patents (as such term is defined in the JVP License Agreement).

“JVP Patents” shall mean Depomed Trademarks (as such term is defined in the JVP License Agreement).

“Nano Know-How” shall have the meaning set forth in the Elan License Agreement.

“Nano Patents” shall have the meaning set forth in the Elan License Agreement.

“Newco” shall mean Depomed Development, Ltd.

“Newco Agreements” shall have the meaning set forth in the Recitals to this Agreement.

“Newco Clinical Trials” shall mean the clinical trials that were carried out by or on behalf of JVP by or on behalf of Newco but shall exclude the Elan Clinical Trials.

“Newco Intellectual Property” shall have the meaning set forth in the JDOA.

“Newco Patents” shall have the meaning set forth in the Elan License Agreement.

“Party” shall mean EPIL Shannon, EIS, JVP or Newco, as the case may be, and “Parties” shall mean all such parties together.

“Project” shall have the meaning set forth in the JDOA.

“Territory” shall mean all of the countries of the world.

“United States Dollar” and “US$” and “$” shall mean the lawful currency of the United States of America.

2.                                       TERMINATION OF THE NEWCO AGREEMENTS

2.1.                              Subject to the provisions of Clauses 2.2 and 2.3 hereof, the Parties hereby agree to terminate the Newco Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

All the provisions of the Newco Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

2.2.                              Notwithstanding anything contained herein to the contrary, the Parties acknowledge that the provisions of Clause 16 of the JDOA (the “Transfer Provisions”) shall continue in full force and effect as among EPIL II, JVP and any other party that becomes a holder of shares in Newco.  Solely for the purposes of the Transfer Provisions, any definitions or additional clauses of the JDOA required to give effect to the Transfer Provisions will be deemed to survive termination.

The Parties agree that EPIL II is a third party beneficiary of this Clause 2.2.

2.3.                              For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows:

2.3.1                        the EIS Director, Seamus Mulligan, holding office with Newco immediately prior to the Effective Date shall resign;

EIS hereby assigns to JVP all of EIS’ rights, powers and obligations and JVP agrees to such assignment of rights and powers and agrees to assume such obligations under (i) Sections 7 and 11 of the Bye-laws (including, without limitation, the Nomination Right) and (ii) Clause 5 of the JDOA and authorizes JVP to take such actions as JVP sees fit in exercising such rights.

JVP hereby designates Bret Berner as the EIS Director, subject to such person accepting such nomination.

2.3.2                        the nominees on the Management Committee of the EIS Director shall be deemed to have been removed from the Management Committee by the EIS Director;

2.3.3                        the nominees on the R&D Committee of the nominees on the Management Committee of the EIS Director, shall be deemed to have been removed from the R&D Committee by the nominees on the Management Committee of the EIS Director;

2.3.4                        all rights granted to Newco pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How, the Elan Improvements and the Elan Trademarks shall terminate forthwith;

JVP and Newco hereby acknowledge that all rights granted to Newco to use the EGTS Patents and the EGTS Know-How were terminated pursuant to that certain Waiver and Termination Agreement.

2.3.5                        neither JVP nor Newco shall have any rights in or to the Elan Patents, the Elan Know-How, the Elan Improvements, the Elan Trademarks and any other patents, know-how or any other intellectual property rights whatsoever of Elan;

2.3.6                        Elan shall not have any rights in or to the JVP Patents, the JVP Know-How, the JVP Improvements, JVP Trademarks and any other patents, know-how or any other intellectual property rights whatsoever of JVP;

2.3.7                        Elan shall terminate or shall cause to be terminated any and all research and development work being conducted in connection with or pursuant to the Project, the Newco Agreements, or otherwise by or on behalf of Newco;

2.3.8                        Elan shall terminate or cause to be terminated any and all technical services and assistance being conducted in connection with the Newco Agreements;

2.3.9                        for the avoidance of doubt, Elan shall not have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Newco;

2.3.10                  Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in Newco or JVP whether relating to the Project, the achievement of any objectives set forth therein or otherwise; and

2.4                 Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the Newco Agreements and/or the JVP License Agreement.

For the avoidance of doubt, the Parties acknowledge that Newco is liable to pay any fees due and owing to Codan Corporate Administrative Services upon the Effective Date, and thereafter.

3                          REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

3.1                                 Sub-licenses:

Newco represents and warrants to the other Parties that it has not granted any sub-licenses or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the JVP License Agreement.

3.2                                 Balance Sheet:

JVP represents and warrants to each other Party that the Balance Sheet is accurate, and that to JVP’s knowledge, since the Balance Sheet Date, there has been no material adverse change in the financial position of Newco.

JVP represents and warrants to each other Party that, to JVP’s knowledge, there are no other creditors of Newco other than as described in the Balance Sheet.

3.3                                 Third party agreements / Orders / Claims:

3.3.1                        Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, Newco is not a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

3.3.2                        Each Party represents and warrants to the other Parties that, to its knowledge, Newco is not a party to, or bound by, or is a third party beneficiary of any agreement with any third party, except for the Newco Agreements, the JVP License Agreement, the agreements for the benefit of Newco set out in Schedule 3.3.2A (the “Elan Third Party Agreements”) and the agreements for the benefit of Newco set forth in Schedule 3.3.2B (the “JVP Third Party Agreements).

For the avoidance of doubt and with reference to the indemnity in Clause 3.6.1, the Parties agree that the indemnity in Clause 3.6.1 shall extend to any claims, losses, liabilities and/or damages arising from the JVP Third Party Agreements.

3.3.3                        With respect the Elan Third Party Agreements, Elan will, as of the Effective Date, terminate its relationship thereunder with all other Parties hereto which may be a party thereto, and cease to have any obligations of any nature whatsoever to any such Party thereunder.

3.3.4                        Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against Newco.

3.3.5                        Elan represents to the other Parties that, other than the Elan Clinical Trials, no clinical trials were undertaken by or under the direction of Elan or any of its affiliates on behalf of Newco.

3.4                                 Regulatory Applications:

Each of the Parties confirms to the other Parties that, prior to and as of the Effective Date, no regulatory applications have been filed by Newco or by any Party on behalf of Newco with any government authority (other than Newco patent applications listed on Schedule 4.1.3) in any part of the world for any product or otherwise howsoever in relation to the Project, except as set forth in Schedule 3.4 hereto.

3.5                                 Exclusion of warranties / liability:

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASSIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

3.6                                 Indemnification by JVP and Newco:

3.6.1                        JVP and Newco, jointly and severally, hereby agree to indemnify and hold harmless Elan Corp, EPIL Shannon and EIS, their respective Affiliates, officers, directors, agents, representatives, employees and shareholders, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a member of the Management Committee or the R&D Committee (each such person or entity referred to as an “Indemnified Party”) against any claims, losses, liabilities or damages and expenses (including reasonable attorneys’ fees and expenses) incurred or sustained by such Indemnified Party arising in relation to any claim or proceedings made against Newco or an Indemnified Party which relate in any way to the activities of Newco, past, present or future, including without limitation, but subject to Clause 3.6.1.4 below, claims arising with respect to the conduct of clinical trials by Newco, or by JVP or any other person or entity on behalf of Newco, whether in connection with the Project or otherwise; provided, however, that the indemnification obligations of JVP and Newco in this Clause 3.6 shall not be applicable to any claims or proceedings of any third party:

3.6.1.1                           relating directly or indirectly to Elan’s or any of Elan’s Affiliates’ accounting policies or procedures, disclosure obligations under applicable laws, regulations or stock exchange listing standards, or violations or alleged violations of corporate or securities laws;

3.6.1.2                           arising directly or indirectly from any investigation of Newco or any Indemnified Party by the U.S. Securities and Exchange Commission or similar foreign regulatory authority relating to Elan’s or any of Elan’s Affiliates’ accounting policies or procedures, disclosure obligations under applicable laws, regulations or stock exchange listing standards, or violations or alleged violations of corporate or securities laws;

3.6.1.3                           resulting directly or indirectly from, or relating to, the gross negligence, willful misconduct or violation of law by any Indemnified Party;

3.6.1.4                           relating to any of the Elan Clinical Trials;

3.6.1.5                           relating to any Elan Third Party Agreement;

3.6.1.6                           relating to the Waiver and Termination Agreement;

3.6.1.7                           any written agreement entered into by Elan with any third party binding upon Newco prior to the Effective Date that was not authorized by or known to Newco (and for purposes of this Clause 3.6.1.7, the knowledge of Newco shall be construed as meaning the actual knowledge of any of the Depomed Directors (as defined in the JDOA) or any of Depomed’s nominees to the Management Committee (as defined in the JDOA).

3.6.2                        For the avoidance of doubt, without prejudice to the generality of Clause 3.6.1 and subject to the exceptions set forth in Clauses

3.6.1.1 through 3.6.1.7, JVP and Newco, jointly and severally, shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys’ fees and expenses) which may arise in relation to any claim or proceedings made against Elan Corp, EPIL Shannon and EIS or any of their respective Affiliates alleging infringement or other unauthorized use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of any Product, the Newco Intellectual Property and/or any technology related thereto; provided, however, that this Clause 3.6.2 shall not be construed to grant to any of Elan Corp., EPIL Shannon, EIS or any of their respective Affiliates any right to manufacture, import, use, offer for sale, sell or otherwise commercialize any Porduct, the Newco Intellectual Property and/or any technology related thereto.

3.6.3                        For the avoidance of doubt and with reference to the indemnity in Clause 3.6, the Parties acknowledge that the Newco Clinical Trials were carried out by the JVP on behalf of Newco, and the parties agree that the indemnity in Clause 3.6 shall, subject to the exceptions set forth in Clauses 3.6.1.1 through 3.6.1.7, extend to any claims, losses, liabilities or damages arising from such Newco Clinical Trials.

For the further avoidance of doubt and with reference to the Clause 3.6.1.4, the Parties acknowledge that the Elan Clinical Trials and the Elan Third Party Agreements were carried out or undertaken by, or on behalf of, Elan, on behalf of Newco and agree that the indemnity in Clause 3.6 shall not extend to any claims, losses, liabilities or damages arising from the Elan Clinical Trials.

3.6.4                        JVP has made available to Elan Corp copies of all policies of comprehensive general liability insurance and/or other insurance coverage (the “Policies”) which it holds in respect of the Newco Clinical Trials referred to in Clause 3.6.3.  JVP hereby represents to Elan Corp that it currently has no intention to terminate the Policies.

3.6.5                        In the event that (i) any claim is asserted against any Indemnified Party or (ii) an Indemnified Party is made a party defendant in any action or proceeding, which claim, action or proceeding in either case the Indemnified Party asserts is the subject of indemnification pursuant to Clause 3.6.1 hereof, then such Indemnified Party shall give written notice within 10 business days after such claim is asserted against the Indemnified Party (or such shorter period as is necessary to preserve the rights of the Indemnified Party with respect to said claim) to JVP and/or Newco (the “Indemnifying Party” for purposes of this Clause 3.6.5.  The Indemnifying Party shall be entitled to assume the defense, at its sole cost and expense, of such claim, action or proceeding.  In the event that JVP and/or Newco assumes such defense, the Indemnified Party shall be entitled to join in, but not control, such defense at the Indemnified Party’s sole cost and expense.  The Indemnified Party shall (i) make available to the Indemnifying Party all records and other materials reasonably required by the Indemnifying Party in contesting such claim, action or proceeding, (ii) reasonably cooperate with the Indemnifying Party in the defense thereof, (iii) use reasonable efforts to promptly forward to the Indemnifying Party any information received in writing by the Indemnified Party relating to such claim and (iv) use its reasonable efforts to act in such a manner so as not to prejudice the defense by the Indemnifying Party of such claim.  In the event the Indemnifying Party assumes the defense of a claim, action or proceeding, the Indemnifying Party shall not settle such claim, action or proceeding without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless (A) the judgment or proposed settlement only involves the payment of money damages and does not impose any injunction or other equitable relief upon the Indemnified Party and (B) the Indemnifying Party obtains for the Indemnified Party a full release from all liability with respect to all claims, in which case consent of the Indemnified Party shall not be required.

3.6                                 Organization and authority:

Each of the Parties represents and warrants to the other Parties that it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

3.7                                 Approvals:

Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by (“Approval”), or any notification of or filing with (“Filing”), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

3.7                                 Trademark Applications:

JVP represents and warrants to the other Parties that neither Newco nor JVP has filed for any trademark protection or has not adopted any trademark in connection with Newco’s business or any product or service provided thereunder.

3.8                                 Representation and Warranties as of the Effective Date:

Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

3.9                                 Amendment of JVP License Agreement:

The Parties acknowledge and agree that Section 14.6 of the JVP License Agreement is hereby amended to read in its entirety as follows:  “No amendment, modification or addition hereto shall be effective or binding on any party unless set forth in writing and executed by a duly authorized representative of DepoMed and Newco.  No such amendment, modification or addition shall impose any obligation of any nature whatsoever on Elan without Elan’s written consent.”

4                                          INTELLECTUAL PROPERTY

4.1                                 Ownership:

On and following the Effective Date:

4.1.1                        For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks shall remain the sole and exclusive property of Elan.

A full list of the Elan Improvements developed pursuant to the Project or otherwise pursuant to the Newco Agreements and JVP License Agreement is set forth in Schedule 4.1.1.

4.1.2                        For the avoidance of doubt, the JVP Patents, the JVP Know-How, the JVP Improvements and/or the JVP Trademarks shall remain the sole and exclusive property of JVP.

A full list of the JVP Improvements developed pursuant to the Project or otherwise pursuant to the Newco Agreements and JVP License Agreement is set forth in Schedule 4.1.2.

4.1.3                        All Newco Intellectual Property shall remain the sole and exclusive property of Newco.

A full list of the Newco Intellectual Property (including without limitation, the Newco Patents) developed pursuant to the Project or otherwise pursuant to the Newco Agreements and JVP License Agreement is set forth in Schedule 4.1.3.

For the avoidance of doubt, Elan shall not have any rights in or to the Newco Intellectual Property.

5                                          RIGHTS RELATED TO SECURITIES

5.1                                 Nothing contained herein shall constitute a waiver of any right of EPIL Shannon, EPIL II or EIS or any of their respective successors and assigns with respect to their respective ownership of securities in JVP under any agreements of any kind in existence with JVP with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in Schedule 5.1 hereof.

6                                          COMPLETION

6.1                                 On the Effective Date, Elan and JVP shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors meetings of Newco, or such other meetings, as appropriate:

6.1.1                        the modification, as appropriate, by board resolutions of Newco of matters such as the removal of EIS as book keeper for Newco, the removal of EIS representatives as authorized signatories of Newco’s bank account, the resignation of the Company Secretary and any other related matters whatsoever; and

6.1.2                        any other steps required by this Agreement.

7                                          CONFIDENTIALITY

7.1                                 Confidentiality:

7.1.1                        The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

The foregoing together with the terms of this Agreement shall be referred to collectively as “Additional Confidential Information”.

The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Newco Agreements and JVP License Agreement.

Together Additional Confidential Information and Confidential Information shall be referred to collectively as “Proprietary Information”.

7.1.2                        Save as otherwise specifically provided herein, and subject to Clause 7.2 and 7.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party’s obligations under this Agreement, and not to any other third party.

Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

Each Party shall promptly, upon request of another Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

7.1.3                        Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself.

7.1.4                        Proprietary Information shall be deemed not to include:

(1)                                  information which is in the public domain;

(2)                                  information which is made public through no breach of this  Agreement;

(3)                                  information which is independently developed by a Party, as evidenced by such Party’s records;

(4)                                  information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis.

7.1.5                        The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement.

7.1.6                        The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties’ respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein.

The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

7.2                                 Announcements:

Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Parties, which shall not be unreasonably withheld.

The terms of any such announcement shall be agreed in good faith by the Parties.

7.3                                 Required Disclosures:

7.3.1                        A Party (the “Disclosing Party”) will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

(1)                                  a valid order of a court or governmental authority; or

(2)                                  any other requirement of law or regulation or any securities or stock exchange;

provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Parties prompt notice of such fact to enable the other Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

The Disclosing Party shall fully co-operate with the other Parties in connection with that other Party’s or Parties’ efforts to obtain any such order or other remedy.

If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

7.3.2                        Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a potential third party purchaser in connection with Clause 9.2.1(2); provided that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.

8                                          WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

8.1                                 With effect from the Effective Date, each Party and each of its Affiliates (“Releasor”):

8.1.1                        waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities (“Releasees”), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Newco Agreements and JVP License Agreement; and

8.1.2                        fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever (“Claims”) that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Newco Agreements and JVP License Agreement.

8.2                                 The provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.6.1).

8.3                                 Waiver of Civil Code Section 1542.

California Civil Code Section 1542 states as follows:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which is known by him must have materially affected his settlement with the debtor.

The Parties hereby waive any and all rights they may have under California Civil Code Section 1542 or under any similar provision or law of any applicable jurisdiction.

9                                          GENERAL

9.1                                 Governing law and jurisdiction:

9.1.1                        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles under the laws of the State of New York.

9.1.2                        For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York located in New York, New York.

9.2                                 Assignment:

9.2.1                        Subject to Clause 9.2.2, this Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

(1)                                  may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

(2)                                  may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its assets relating to such Party’s technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party’s rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

9.2.2                        For the avoidance of doubt, nothing in this Clause 9.2 shall affect the provisions governing assignment of securities in Schedule 5.1 hereof.

9.3                                 Notices:

9.3.1                        Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

If to Newco at:

Depomed Development Limited
Clarendon House
2 Church St.
Hamilton
Bermuda
Attention:	Secretary
Telephone:	(441) 292-9169
Fax:	(441) 292-2224

with a copy to JVP at the address set forth below.

If to JVP at:
1360 O’Brien Drive
Menlo Park
California
94025
USA.

Attention:	Chief Executive Officer
Telephone:	650 462 5900
Fax:	650 462 9993

with a copy to:

Julian N. Stern

Heller Ehrman White & McAuliffe
275 Middlefield Road
Menlo Park
CA 94025

Telephone:	650 324-7000
Fax:	650 324-0638

If to Elan Corp, EIS and/or EPIL Shannon at:

Elan Corporation, plc
Elan International Services, Ltd.
Elan Pharma International Limited
c/o Elan International Services, Ltd.
102 St. James Court
Flatts,
Smiths FL04
Bermuda
Attention:	Secretary
Telephone:	441 292 9169
Fax:	441 292 2224

or to such other address (es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

9.3.2                        Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt.  Notice of change of address shall be effective upon receipt.

9.4                                 Waiver:

No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

9.5                                 Severability:

If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

9.5.1                        such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

9.5.2                        if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

9.6                                 Further Assurances:

At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

9.7                                 Successors:

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.8                                 Amendments:

No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

9.9                                 Counterparts:

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

9.10                           Costs:

Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

9.11                           Force Majeure:

No Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

9.12                           Relationship of the Parties:

The Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party.  No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

9.13                           Entire agreement:

9.13.1                  This Agreement and the Waiver and Termination Agreement sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof.  There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Waiver and Termination Agreement.

9.13.2                  No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

9.13.3                  The parties hereto hereby agree to amend the Waiver and Termination Agreement by the deletion of Schedule 1 thereto and the substitution thereof with Schedule 4.1.1 hereto.

THE REMAINDER OF THIS PAGE

HAS BEEN INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED

BY:	/s/ Pieter Bosse
for and on behalf of
Elan Corporation, plc

SIGNED

BY:	/s/ Pieter Bosse
for and on behalf of
Elan Pharma International Limited

SIGNED

BY:	/s/ Debra M. Buryj
for and on behalf of
Elan International Services, Ltd.

SIGNED

BY:	/s/ Allison L. Smith
for and on behalf of
Depomed Development Limited

SIGNED

BY	/s/ John W. Fara
for and on behalf of
Depomed , Inc.

SCHEDULE 5.1

RIGHTS RELATED TO SECURITIES

AMENDMENTS TO THE FINANCE DOCUMENTS

1.                                      Development Funding; Amendment of Convertible Promissory Note

The Note is hereby amended by:  (i) deleting paragraphs (a) and (b) of Section 2 (“Disbursements”), Section 5 (“Exchange Right”) and Section 7(h) (JDOA termination as Event of Default) in their entirety, which Sections shall be of no further force or effect whatsoever as of the Effective Date; and (ii) adding the word “material” immediately prior to the first occurrence of the word “breach” in Section 7(c).

The Note is hereby further amended to provide that, notwithstanding anything in the Note to the contrary, no further drawdowns may be made under the Note on or after the Effective Date.

The aggregate outstanding principal amount of the Note as of the Effective Date is $7,796,702.67.

2.                                      Transfer Restrictions

The following provisions are hereby amended as follows, effective as of the Effective Date:

The second introductory legend on the first page of the Note is hereby deleted in its entirety and is of no further force and effect.

Section 1(f) (“Exemption from Registration”) of the Securities Purchase Agreement (as to second legend only) is hereby deleted in its entirety and is of no further force and effect.

Section 16 (“Assignments and Transfers”) of the Securities Purchase Agreement is hereby amended by (i) deleting the word “permitted” in the first sentence thereof, (ii) deleting the second and third sentences thereof in their entirety; and (iii) adding a new second sentence to read as follows:  “The Company shall not assign all or any part of this Agreement without the prior written consent of the other parties.”

Section 10 (“Transfer of Registration Rights”) of the JVP Registration Rights Agreement is hereby deleted in its entirety and is of no further force and effect.

Section 14(d) (“Successors and Assigns”) of the JVP Registration Rights Agreement is hereby amended by (i) deleting the word “permitted” in the second sentence thereof and (ii) deleting in the second sentence thereof “, in accordance with Section 10 hereof”.

Section 9(a) of the Note is hereby deleted in its entirety and replaced by the following:

“This Note may be transferred or assigned by the Holder, in whole or in part; provided that no partial assignment of this Note of less than $2,500,000 in aggregate principal amount of any unconverted portion of the Note shall be permitted (it being acknowledged and agreed that that foregoing limitation shall not apply to any securities received upon the conversion thereof). This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. The Company shall not assign any of its rights or obligations hereunder.”

In addition to the foregoing, except as set in the immediately preceding paragraph, any and all other contractual provisions directly or indirectly, limiting or conditioning the free transfer, alienation or assignment of the securities of JVP and associated rights issued by JVP to any of EIS or its subsidiaries or Affiliates are hereby deleted in their entirety and are of no further force and effect (other than any holdback agreements contemplated by the JVP Registration Rights Agreement).  The Parties hereby agree that the transfer of such securities of JVP are thus no longer subject to contractual restrictions on transfer of any kind (other than any holdback agreements contemplated by the JVP Investor Rights Agreement).  The Parties recognize that such securities remain subject to restrictions imposed under applicable securities laws. JVP agrees to use reasonable efforts to inform its transfer agent, and co-operate with the holder of JVP securities purchased pursuant to the Securities Purchase Agreement to confirm with prospective third party transferees from time to time, of the elimination of such contractual restrictions on transfer (other than any holdback agreement contemplated by the JVP Registration Rights Agreement and the restriction on partial assignments of the Note described above) and, if the certificate representing such securities is legended to reflect a contractual restriction, JVP, if requested by the holder of such securities, shall re-issue such securities without such restrictive legend.

3.                                      Preemptive and Conversion Rights

Section 5(a) (“Preemptive Rights”) and Section 5(c) (“Conversion and Exchange Rights”) of the Securities Purchase Agreement are hereby deleted in their entirety and are of no further force or effect whatsoever as of the Effective Date.

4.                                      Third Party Beneficiary

Each Party acknowledges and agrees that EPIL II shall be deemed in all respects to be a third party beneficiary of the agreements contained in Clause 2.2 of the Agreement or in this Schedule 5.1, with the same force and effect as if EPIL II were a party thereto.